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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 20, 1997


                        MFS COMMUNICATIONS COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)


  Delaware                          33-72594                    47-0714388
(State or Other               (formerly 0-21594)             (I.R.S. Employer
 Jurisdiction of              (Commission File            Identification Number)
 Incorporation)                     Number)


                           11808 Miracle Hills Drive
                             Omaha, Nebraska  68154
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (402) 231-3000



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 31, 1996, WorldCom, Inc., a Georgia corporation ("WorldCom"), acquired MFS Communications Company, Inc., a Delaware corporation ("MFS"), pursuant to the merger (the "Merger") of HIJ Corp., a wholly owned subsidiary of WorldCom, with and into MFS. Upon consummation of the Merger, MFS became a wholly owned subsidiary of WorldCom. The Merger was effected pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 by and among WorldCom, MFS and HIJ Corp.

On January 20, 1997, MFS engaged Arthur Andersen LLP ("Arthur Andersen") to perform the audit of the books and accounts of MFS and its subsidiaries for the fiscal year ended December 31, 1996. Prior to the Merger, Arthur Andersen was the certifying accountant of WorldCom, which, for accounting purposes, was the surviving corporation in the Merger. Coopers & Lybrand L.L.P. ("Coopers & Lybrand") was dismissed pursuant to resolutions of the Board of Directors as of January 20, 1997. Coopers & Lybrand's reports on the financial statements of MFS for the fiscal years ended December 31, 1995 and 1994, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

To the knowledge of management, during the fiscal years December 31, 1995 and 1994, and the subsequent period through the date of dismissal, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if such agreement was not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make a reference to the subject matter of such disagreements in connection with the report on the financial statements.

ITEM 7 (C) EXHIBITS.

                 See Exhibit Index





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MFS COMMUNICATIONS COMPANY, INC.



                                      By:   /s/ Robert  J. Ludvik
                                         -------------------------------------
                                       Robert J. Ludvik
                                       Vice President and Controller


January 24, 1997





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                                 EXHIBIT INDEX


Exhibit 16.1              Letter re change in certifying accountant